BAETA CORP.

2009 STOCK OPTION PLAN

BAETA Corp.

2009 STOCK OPTION PLAN

BAETA CORP.

2009 STOCK OPTION PLAN

1.           Purpose; Effectiveness of the Plan.

(a)           The purpose of this Plan is to advance the interests of the Company and its stockholders by helping the Company obtain and retain the services of key employees, officers, consultants, and directors, upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company.

(b)           This Plan will become effective on the date of its adoption by the Board, provided this Plan is approved by the stockholders of the Company (excluding holders of shares of Stock issued by the Company pursuant to the exercise of options granted under this Plan) within twelve (12) months before or after that date. If this Plan is not so approved by the stockholders of the Company, any options granted under this Plan will be rescinded and will be void. This Plan will remain in effect until it is terminated by the Board or the Committee (as defined hereafter) under section 9 hereof, except that no ISO (as defined herein) will be granted after the tenth anniversary of the date of this Plan’s adoption by the Board. This Plan will be governed by, and construed in accordance with, the laws of the State of New Jersey.

2.           Certain Definitions.  Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any stock option agreements entered into pursuant to this Plan:

(a)
“10% Stockholder” means a person who owns, either directly or indirectly by virtue of the ownership attribution provisions set forth in Section 424(d) of the Code at the time he or she is granted an Option, stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company and/or of its subsidiaries;

(b)	“1933 Act” means the federal Securities Act of 1933, as amended;

(c)	“Board” means the Board of Directors of the Company;

(d)	“Called for under an Option” or words to similar effect, means issuable pursuant to the exercise of an Option;

(e)
“Code” means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of this Plan’s adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise);

(f)
“Committee” means a committee of two or more directors, appointed by the Board, to administer and interpret this Plan; provided that the term “Committee” will refer to the Board during such times as no Committee is appointed by the Board.

(g)	“Company” means BAETA Corp., a New Jersey corporation;

(h)	“Disability” has the same meaning as “permanent and total disability,” as defined in Section 22(e)(3) of the Code;

(i)	“Eligible Participants” means persons who, at a particular time, are key employees, officers, consultants, or directors of the Company or its subsidiaries;

(j)
“Fair Market Value” means, with respect to the Stock and as of the date an ISO is granted hereunder, the market price per share of such Stock determined by the Committee, consistent with the requirements of Section 422 of the Code and to the extent consistent therewith, as follows:

(i)
If the Stock was traded on a stock exchange on the date in question, when the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date;

(ii)
If the Stock was traded over-the-counter on the date in question and was classified as a national market issue, then the Fair Market Value will be equal to the last-transaction price quoted by the NASDAQ system for such date;

(iii)
If the Stock was traded over-the-counter on the date in question but was not classified as a national market issue, then the Fair Market Value will be equal to the average of the last reported representative bid and asked prices quoted by the NASDAQ system for such date; and

(iv)	If none of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Committee in good faith on such basis as it deems appropriate.

(k)
“First Public Offering” means the closing of the first sale of stock to the public, through a firm commitment underwriting, for an aggregate price of at least five million dollars ($5,000,000), pursuant to an effective registration statement filed with the Securities and Exchange Commission under the 1933 Act;

(l)	“ISO” has the same meaning as “incentive stock option,” as defined in Section 422 of the Code;

(m)
“Involuntary Transfer” means a Transfer that occurs pursuant to any of the following:  an assignment of Option Stock for the benefit of creditors of the Optionee; a Transfer by operation of law, including, without limitation, a Transfer by will or under the laws of descent and distribution; an execution of judgment against the Option Stock or the acquisition of record or beneficial ownership of Option Stock by a lender or creditor; a Transfer pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for estate planning purposes) under which a part or all of any Option Stock are Transferred or awarded to the spouse of the Optionee or are required to be sold; or a Transfer resulting from the filing by the Optionee of a petition for relief, or the filing of an involuntary petition against the Optionee, under the bankruptcy laws of the United States or of any other nation;

(n)
“Just Cause Termination” means a termination by the Company of an Optionee’s employment by and/or service to the Company (or if the Optionee is a director, removal of the Optionee from the Board by action of the stockholders or, if permitted by applicable law and the by-laws of the Company, the other directors), without cause, or in connection with the good faith determination of the Company’s board of directors (or of the Company’s stockholders if the Optionee is a director and the removal of the Options from the Board is by action of the stockholders, but in either case excluding the vote of the Optionee if he or she is a director or a stockholder) that the Optionee has engaged in any acts involving dishonesty or moral turpitude or in any acts that materially and adversely affect the business, affairs or reputation of the Company or its subsidiaries;

(o)
“NSO” means any option granted under this Plan whether designated by the Committee as a “non-qualified stock option,” a “non-statutory stock option” or otherwise, other than an option designated by the Committee as an ISO, or any option so designated but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder;

(p)	“Option” means an option granted pursuant to this Plan entitling the option holder to acquire shares of Stock issued by the Company pursuant to the valid exercise of the option;

(q)	“Option Agreement” means an agreement between the Company and an Optionee, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan;

(r)	“Option Price” with respect to any particular Option means the exercise price at which the Optionee may acquire each share of the Option Stock called for under such Option;

(s)	“Option Stock” means Stock issued or issuable by the Company pursuant to the valid exercise of an Option;

(t)	“Optionee” means an Eligible Participant to whom Options are granted hereunder, and any transferee thereof pursuant to a Transfer authorized under this Plan;

(u)	“Plan” means this 2009 Stock Option Plan of the Company;

(v)	“QDRO” has the same meaning as “qualified domestic relations order” as defined in Section 414(p) of the Code;

(w)	“Stock” means shares of the Company’s Common Stock, $0.0001 par value;

(x)	“Subsidiary” has the same meaning as “Subsidiary Corporation” as defined in Section 424(f) of the Code;

(y)
“Transfer,” with respect to Option Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Option Stock; and

(z)	“Voluntary Transfer” means any Transfer other than an Involuntary Transfer.

3.           Eligibility.  The Company may grant Options under this Plan only to persons who are Eligible Participants as of the time of such grant. Subject to the provisions of sections 4(d), 5 and 6 hereof, there is no limitation on the number of Options that may be granted to an Eligible Participant.

4.           Administration.

(a)
Committee.  The Committee, if appointed by the Board, will administer this Plan. If the Board, in its discretion, does not appoint such a Committee, the Board itself will administer this Plan and take such other actions as the Committee is authorized to take hereunder; provided that the Board may take such actions hereunder in the same manner as the Board may take other actions under the Company’s certificate of incorporation and by-laws generally.

(b)
Authority and Discretion of Committee.  The Committee will have full and final authority in its discretion, at any time and from time to time, subject only to the express terms, conditions and other provisions of the Company’s certificate of incorporation, by-laws and this Plan, and the specific limitations on such discretion set forth herein:

(i)
to select and approve the persons who will be granted Options under this Plan from among the Eligible Participants, and to grant to any person so selected one or more Options to purchase such number of shares of Option Stock as the Committee may determine;

(ii)
to determine the period or periods of time during which Options may be exercised, the Option Price and the duration of such Options, and other matters to be determined by the Committee in connection with specific Option grants and Option Agreements as specified under this Plan;

(iii)
to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for the operation and administration of this Plan; and

(iv)
to delegate all or a portion of its authority under subsections (i) and (ii) of this section 4(b) to one or more directors of the Company who are executive officers of the Company, but only in connection with Options granted to Eligible Participants who are not officers or directors of the Company, and subject to such restrictions and limitations (such as the aggregate number of shares of Option Stock called for by such Options that may be granted) as the Committee may decide to impose on such delegate directors.

(c)	Limitation on Authority. Notwithstanding the foregoing, or any other provision of this Plan, the Committee will have no authority to grant Options to any of its members, unless approved by the Board.

(d)
Designation of Options.  Except as otherwise provided herein, the Committee will designate any Option granted hereunder either as an ISO or as an NSO. To the extent that the Fair Market Value (determined at the time the Option is granted) of Stock with respect to which all ISOs are exercisable for the first time by any individual during any calendar year (pursuant to this Plan and all other plans of the Company and/or its subsidiaries) exceeds $100,000, such option will be treated as an NSO. Notwithstanding the general eligibility provisions of section 3 hereof, the Committee may grant ISOs only to persons who are employees of the Company and/or its subsidiaries.

(e)
Option Agreements.  Options will be deemed granted hereunder only upon the execution and delivery of an Option Agreement by the Optionee and a duly authorized officer of the Company.  Options will not be deemed granted hereunder merely upon the authorization of such grant by the Committee.

5.           Shares Reserved for Options.

(a)
Option Pool.  The aggregate number of shares of Option Stock that may be issued pursuant to the exercise of Options granted under this Plan will not exceed 2,147,668 Shares of Common Stock, par value $0.0001 per share (the “Option Pool”), provided that such number will be increased by the number of shares of Option Stock that the Company subsequently may reacquire through repurchase or otherwise. Shares of Option Stock that would have been issuable pursuant to Options, but that are no longer issuable because all or part of those Options have terminated or expired, will be deemed not to have been issued for purposes of computing the number of shares of Option Stock remaining in the Option Pool and available for issuance.

(b)
Adjustments Upon Changes in Stock.  In the event of any change in the outstanding Stock of the Company as a result of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made in:  (i) the aggregate number of shares of Option Stock in the Option Pool that may be issued pursuant to the exercise of Options granted hereunder; (ii) the Option Price and the number of shares of Option Stock called for in each outstanding Option granted hereunder; and (iii) other rights and matters determined on a per share basis under this Plan of any Option Agreement hereunder. Any such adjustments will be made only by the Board, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan and all Options then outstanding.  No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of its Stock.

6.
Terms of Stock Option Agreements.   Each Option granted pursuant to this Plan will be evidenced by an agreement (an “Option Agreement”) between the Company and the person to whom such Option is granted, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan. Without limiting the foregoing, each Option Agreement (unless otherwise stated therein) will be deemed to include the following terms and conditions:

(a)
Covenants of Optionee.  At the discretion of the Committee, the person to whom an Option is granted hereunder, as a condition to the granting of the Option, must execute and deliver to the Company a confidential information agreement approved by the Committee.  Nothing contained in this Plan, any Option Agreement or in any other agreement executed in connection with the granting of an Option under this Plan will confer upon any Optionee any right with respect to the continuation of his or her status as an employee of, consultant or independent contractor to, or director of, the Company or its subsidiaries.

(b)
Vesting Periods.  Except as otherwise provided herein, each Option Agreement may specify the period or periods of time within which each Option or portion thereof will first become exercisable (the “Vesting Period”) with respect to the total number of shares of Option Stock called for thereunder (the “Total Award Option Stock”).  Such Vesting Periods will be fixed by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion.  If the Optionee does not exercise his or her Option within the time specified in his or her Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.  Some alternatives the Committee may use for vesting of Options are:

(i)	the right to exercise an Option granted hereunder will vest immediately upon the grant thereof by the Committee, or on such later Grant Date as may be specified in such Option Agreement;

(ii)
the right to exercise an Option granted hereunder will be subject to the following Vesting Periods, subject to the Optionee continuing to be an Eligible Participant and the occurrence of any other event (including the passage of time) that would result in the cancellation or termination of the Option:no portion of the Option will be exercisable prior to the first anniversary of the Grant Date set forth in the Option Agreement;

(iii)
the Option will become exercisable on a cumulative basis as to twenty-five percent (25%) of the Total Award Option Stock on each of the first, second, third and fourth anniversaries of such Grant Date, so that the Option will have become fully exercisable, subject to the Optionee’s remaining an Eligible Participant, on the fourth anniversary of such Grant date;

(iv)
upon and after such first anniversary of such Grant Date, the Optionee may purchase up to twenty-five percent (25%) of the Total Award Option Stock; and the Option will become exercisable on a cumulative basis as to six and one-quarter percent (6.25%) of the Total Award Option Stock, at the end of every period of three (3) months that elapses after such first anniversary, so that the Option will have become fully exercisable, subject to the Optionee’s remaining an Eligible Participant, on the fourth anniversary of such Grant Date;  and

(v)
upon and after such first anniversary of such Grant Date, the Optionee may purchase up to twenty-five percent (25%) of the Total Award Option Stock;  and the Option will become exercisable on a cumulative basis as to two and one-twelfths percent (approximately 2.083%) of the Total Award Option Stock, at the end of every month that elapses after such first anniversary, so that the Option will have become fully exercisable, subject to the Optionee’s remaining an Eligible Participant, on the fourth anniversary of such Grant Date.

(c)           Exercise of the Option.

(i)
Mechanics and Notice.  An Option may be exercised to the extent exercisable (1) by giving written notice of exercise to the Company, specifying the number of full shares of Option Stock to be purchased and accompanied by full payment of the Option Price thereof and the amount of withholding taxes pursuant to subsection (ii) below; and (2) by giving assurances satisfactory to the Company that the shares of Option Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event the Option Stock called for under the Option is registered under the 1933 Act, or in the event resale of such Option Stock without such registration would otherwise be permissible, this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act, or any other applicable law, regulation or rule of any governmental agency.

(ii)
Withholding Taxes.  As a condition to the issuance of the shares of Option Stock upon full or partial exercise of an NSO granted under this Plan, the Optionee will pay to the Company in cash, or in such other form as the Committee may determine in its discretion, the amount of the Company’s tax withholding liability required in connection with such exercise. For purposes of this subsection 6(c)(ii), “tax withholding liability” will mean all federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Company.

(d)
Payment of Option Price.  Each Option Agreement will specify the Option Price with respect to the exercise of Option Stock thereunder, to be fixed by the Committee in its discretion, but in no event will the Option Price for an ISO granted hereunder be less than the Fair Market Value (or, in case the Optionee is a 10% Stockholder, one hundred ten percent (110%) of such Fair Market Value) of the Option Stock at the time such ISO is granted, and in no event will the Option Price for an NSO granted hereunder be less than the 80% of Fair Market Value.  The Option Price will be payable to the Company in United States dollars in cash or by check or, such other legal consideration as may be approved by the Committee, in its discretion.

(e)
Termination of the Option.  Except as otherwise provided herein, each Option Agreement will specify the period of time, to be fixed by the Committee in its discretion, during which the Option granted therein will be exercisable, not to exceed ten (10) years from the date of grant in the case of an ISO (the “Option Period”); provided that the Option Period will not exceed five (5) years from the date of grant in the case of an ISO granted to a 10% Stockholder.

To the extent not previously exercised, each Option will terminate upon the earliest of the following occasions:  (i) expiration of the Option Period specified in the Option Agreement;  (ii) thirty (30) days after the date that the Optionee ceases to be an Eligible Participant for any reason, other than by reason of death, disability, and cessation of Optionee’s services;  (iii) twelve (12) months after the date that the Optionee ceases to be an Eligible Participant by reason of such person’s death or disability; or  (iv) on the date immediately preceding the date Optionee’s services ceased.  If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after termination, the Optionee does not exercise his or her Option within the time specified by the Committee, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(f)
Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Committee may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(g)
Merger or Asset Sale.  In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable.  If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.  For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

(h)
Qualification of Stock.  The right to exercise an Option will be further subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares of Option Stock called for thereunder upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase of shares of Option Stock thereunder, the Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Board, in its discretion.

(g)           Non-Transferability of Options.

(i)
Options Nontransferable.  Unless determined otherwise by the Committee, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Committee makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

(ii)
Repurchase Option.  Unless the Committee determines otherwise, the Option Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Optionee’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Option Agreement shall be the original price paid by the Optionee and may be paid by cancellation of any indebtedness of the Optionee to the Company.  The repurchase option shall lapse at a rate determined by the Committee.

(i)	Additional Restrictions on Transfer. By accepting Options and/or Option Stock under this Plan, the Optionee will be deemed to represent, warrant and agree as follows:

(i)
Securities Act of 1933.  The Optionee understands that the shares of Option Stock have not been registered under the 1933 Act, and that such shares are not freely tradable and must be held indefinitely unless such shares are either registered under the 1933 Act or an exemption from such registration is available. The Optionee understands that the Company is under no obligation to register the shares of Option Stock.

(ii)	Other Applicable Laws. The Optionee further understands that Transfer of the Option Stock requires full compliance with the provisions of all applicable laws.

(iii)	Investment Intent.

(1)
Upon exercise of any Option, the Optionee will purchase the Option Stock for his or her own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder;

(2)	no one else will have any beneficial interest in the Option Stock; and

(3)	he or she has no present intention of disposing of the Option Stock at any particular time.

(iv)
Lock-Up Period.  The Optionee agrees not to, directly or indirectly, issue, offer, agree or offer to sell, sell, transfer, assign, encumber, grant an option for the purchase or sale of, pledge, hpyothecate or otherwise dispose of any Option Stock for a period of 12 months following exercise of Optionee’s Stock Option.

(j)
Compliance with Law.   Notwithstanding any other provision of this Plan, Options may be granted pursuant to this Plan, the Option Stock may be issued pursuant to the exercise thereof by an Optionee, only after there has been compliance with all applicable federal and state securities laws, and all of the same will be subject to this overriding condition.  The Company will not be required to register or qualify Option Stock with the Securities and Exchange Commission or any State agency, except that the Company will register with, or as required by local law, file for and secure an exemption from such registration requirements from, the applicable securities administrator and other officials of each jurisdiction in which an Eligible Participant would be granted an Option hereunder prior to such grant.

(k)
Stock Certificates.  Certificates representing the Option Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate this Plan’s provisions.  The Company may place a “stop transfer” order against shares of the Option Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this section 6(k) have been complied with.

(l)
Market Standoff.  To the extent requested by the Company and any underwriter of securities of the Company in connection with a firm commitment underwriting, no holder of any shares of Option Stock will sell or otherwise Transfer any such shares not included in such underwriting, or not previously registered pursuant to a registration statement filed under the 1933 Act, during the one hundred and twenty (120) day period following the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering.

(m)
Notices.  Any notice to be given to the Company under the terms of an Option Agreement will be addressed to the Company at its principal executive office, Attention:  Corporate Secretary, or at such other address as the Company may designate in writing.  Any notice to be given to an Optionee will be addressed to the Optionee at the address provided to the Company by the Optionee.  Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Government.

(n)
Other Provisions.  The Option Agreement may contain such other terms, provisions and conditions, including restrictions on the Transfer of Option Stock issued upon exercise of any Options granted hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

7.	Copies of Plan. A copy of this Plan will be delivered to each Optionee at or before the time he or she executes an Option Agreement.

8.
Shareholder Approval.  The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

BAETA CORP.

NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER THE 2009 STOCK OPTION PLAN

THIS AGREEMENT is made as of _________________, 200_, between BAETA CORP., a New Jersey corporation (the “Company”), and _________________ (the “Optionee”).

THE PARTIES AGREE AS FOLLOWS:

1.           Option Grant.  The Company hereby grants to the Optionee an option (the “Option”) to purchase the number of shares of the Company’s common stock (the “Shares”), for an exercise price per share (the “Option Price”) and based upon a Grant Date, all as set forth below:

Shares under option:

Option Price per Share:

Grant Date:

Vesting:  Your option shall vest according to the following schedule, provided you continue your relationship with the Company or a related corporation.

Period of Your Continuous Relationship With the Company or a Related Corporation From the Date Option is Granted	Portion of Total Option Which is Exercisable
After 1 year
After 2 years
After 3 years
After 4 years

Exercise:  The vested portion of the option may be exercised, in whole or in part, but not as to any fractional shares, during the term of the option.  During your lifetime only you can exercise the option.  The Plan also provides for exercise of the option by the personal representative of your estate or the beneficiary thereof following your death.

The Option will be subject to all of the terms and conditions set forth herein and in the Company’s 2009 Stock Option Plan (the “Option Plan”), a copy of which is attached hereto and incorporated by reference.  The Option granted hereunder will be a nonstatutory or nonqualified option for tax purposes.

2.           Stockholder Rights.  No rights or privileges of a stockholder in the Company are conferred by reason of the granting of the Option.  Optionee will not become a stockholder in the Company with respect to the Shares unless and until the Option has been properly exercised and the Option Price fully paid as to the portion of the Option exercised.

3.           Termination.  Subject to earlier termination as provided in the Option Plan, this Option will expire, unless previously exercised in full, on _________________.

4.           Terms of the Option Plan.  The Optionee understands that the Option Plan includes important terms and conditions that apply to this Option.  Those terms include (without limitation):  important conditions to the right of the Optionee to exercise the Option; important restrictions on the ability of the Optionee to transfer the Option or to transfer Shares received upon exercise of the Option; and early termination of the Option following the occurrence of certain events, including the Optionee no longer being an employee, director, consultant or independent contractor to or of the Company or its subsidiaries.  The Optionee acknowledges that he or she has read the Option Plan, agrees to be bound by its terms, and makes each of the representations required to be made by the Optionee under it.

5.           Method of Exercise.  The Option shall be exercised by written notice in the form of Exhibit A hereto, directed to the Company at the Company’s address set forth above, duly executed by the Optionee, specifying the number of shares being purchased and accompanied by cash or check payable to the order of the Company in full payment of the Purchase Price for the number of Shares being purchased.

6.           Miscellaneous.  This Agreement (together with the Option Plan) sets forth the complete agreement of the parties concerning the subject matter hereof, superseding all prior agreements, negotiations and understandings. This Agreement will be governed by the substantive law of the State of New Jersey, and may be executed in counterparts.

The parties hereby have entered into this Agreement as of the date set forth above.

BAETA CORP.	“Optionee”

By:
Title:	Name:

Address:

Attachments:	(1) Spousal Consent
(2) 2009 Stock Option Plan

SPOUSAL CONSENT

The undersigned is the spouse of the Optionee referred to in the attached Non-Statutory Stock Option Agreement (the “Agreement”).  The undersigned acknowledges that he or she:

(1)	has received, reviewed and understands the terms of the Agreement (including its attachments);

(2)	consents to the Agreement, and agrees to be bound by its terms to the extent that he or she now has or may obtain any interest in the Option or Shares covered by the Agreement; and

(3)	understands that the Company is relying upon this consent in entering into the Agreement and in not taking further steps to protect its interests.

Date	Signature

Name:

EXHIBIT A

NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER THE 2009 STOCK OPTION PLAN

Date:______________________

BAETA CORP.

Ladies and Gentlemen:

I hereby elect to purchase _______________ shares of the Common Stock, $_____ par value per share, of BAETA CORP. (the “Company”) under the option granted to me pursuant to the Non-Qualified Stock Option Agreement, dated as of _______________, 200___, under the Company’s 2009 Stock Option Plan.

Enclosed is [cash] [a check] in the amount of $______________.___ [__________] shares of the Company’s Common Stock in full payment of the shares being purchased ($_______________ per share x _____________ shares).

Please deliver certificates representing the shares being purchased to me at:

I hereby acknowledge that I have been informed as follows:

1.           The shares of common stock of the Company to be issued to me pursuant to the exercise of said option have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and accordingly, must be held indefinitely unless such shares are subsequently registered under the 1933 Act, or an exemption from such registration is available.

2.           Routine sales of securities made in reliance upon Rule 144, if applicable, under the 1933 Act can be made only after the holding period and in limited amounts in accordance with the terms and conditions provided by that Rule, and in any sale to which that Rule is not applicable, registration or compliance with some other exemption under the 1933 Act will be required.

3.           The Company is under no obligation to me to register the shares or to comply with any such exemptions under the 1933 Act.

4.           The availability of Rule 144, if applicable, is dependent upon adequate current public information with respect to the Company being available and, at the time that I may desire to make a sale pursuant to the Rule, the Company may neither wish nor be able to comply with such requirement.

In consideration of the issuance of certificates for the shares to me, I hereby represent and warrant that I am acquiring such shares for my own account for investment, and that I will not sell, pledge, transfer or otherwise dispose of such shares in the absence of an effective registration statement covering the same, except as permitted by the provisions of Rule 144, if applicable, or some other applicable exemption under the 1933 Act. In view of this representation and warranty, I agree that there may be affixed to the certificates for the shares to be issued to me, and to all certificates issued hereafter representing such shares (until in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) a legend as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN TAKEN BY THE ISSUEE FOR HIS OR HER OWN ACCOUNT AND NOT WITH A VIEW TO THEIR DISTRIBUTION.  SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS (A) THEY HAVE BEEN REGISTERED UNDER SAID ACT, OR (B) THE TRANSFER AGENT (OR THE COMPANY, IF IT IS THEN ACTING AS ITS OWN TRANSFER AGENT) IS PRESENTED WITH EITHER A WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY OR A “NO-ACTION” LETTER OF THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOLUNTARILY OR INVOLUNTARILY SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, ENCUMBERED OR DISPOSED OF, EXCEPT UNDER LIMITED CIRCUMSTANCES, AND SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHTS OF FIRST REFUSAL. THESE RESTRICTIONS AND RIGHTS OF FIRST REFUSAL ARE SET FORTH IN FULL IN THE 2009 STOCK OPTION PLAN AND IN A STOCK OPTION AGREEMENT (INCLUDING ATTACHMENTS), COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

I further agree that the Company may place a stop order with its Transfer Agent, prohibiting the transfer of such shares, so long as the legend remains on the certificates representing the shares.

Very truly yours,

“Optionee”

Name: